2.15 List of Mirador Agreements
                    (Contracts, Agreements and Appointments)

                                      Regional Office   210 Franklin Road SW
                                                        Roanoke VA  24011

[Graphic      DEPARTMENT OF
 Omitted]     VETERANS AFFAIRS

     June 14, 1990

                                                            In Reply Refer To:

     United Mortgagee, Inc.                                 314-264
     2910 West Clay Street, Suite 205
     Richmond, VA  23230


     Gentlemen:

     We welcome you to our area and recognize your firm to process VA loan applications. We look forward to future associations with you and we will afford you every assistance possible.

     Your VA identification number is 68528100001.

     This regional office serves the State of Virginia, except for certain northern Virginia cities and counties which are under the jurisdiction of the VA Regional Office, Washington, D.C. (See list enclosed.)

     You are now on our mailing list to receive current publications. Please inform us of any change in your address.

     The enclosed VA poster 26-77-2 must be displayed in your office in an area accessible to the public.

     Please refer to the enclosed information for ordering forms and incoming mail routing.

     Sincerely yours,



     /s/ S. H. JACOBS
     ------------------------------
     S.H. JACOBS
     Chief, Loan Processing Section

     Enclosure

     264/165/03198 SHJ:shj

                                U.S. Department of Housing and Urban Development
[Graphic Omitted]
                                Virginia State Office
                                Office of Housing
                                The 3600 Centre
                                3800 W. Broad Street, Suite 300
                                Richmond, VA  23230-4920

October 30, 1997


Mr. Leo Thomas, Jr.
President
United Mortgagee, Inc.
3500 Virginia Beach Blvd. Suite 211
Virginia Beach, VA  23452

Dear Mr. Thomas:

SUBJECT:          Direct Endorsement Approval
                  United Mortgagee, Inc., ID# 7316-00003

We have reviewed the qualifications of your organization and have determined that the Direct Endorsement mortgagee eligibility requirements have been met.

Accordingly, the office noted above is approved to submit mortgages in the Direct Endorsement Program on the pre-closing review status to HUD's Philadelphia Homeownership Center. The address to the Homeownership Center is

         HUD Homeownership Center
         The Wannmaker Building
         100 Penn Square East
         Philadelphia, PA  19107-3389

During the pre-closing review period, HUD will perform a complete technical review of each submission. If found to be eligible, a firm commitment will be issued. This pre-closing review will include at least 15 submissions. Should these 15 submissions fail to demonstrate acceptable underwriting, the pre-closing review status will be extended. We will notify you when the pre-closing review period has been successfully completed.

HUD's receipt and review of the Quality Control Plan are solely for the purpose of determining whether the Plan addresses the Direct Endorsement Program requirements. HUD's review is not for the purpose of approving the adequacy of any other provisions. Please be advised that participation in the Direct Endorsement Program is a privilege accorded only to those mortgages who have demonstrated the ability to originate mortgage loans in accordance with IIUD's underwriting policies. Therefore, should the mortgage loans submitted for Direct Endorsement indicate unsatisfactory underwriting, the privilege will be reduced or withdrawn.

                      WAREHOUSE LOAN AND SECURITY AGREEMENT

         This Warehouse Loan and Security Agreement ("Agreement") is made and entered into on this 28th day of APRIL 2000 between MIRADOR DIVERSIFIED SERVICES, INC., a NEVADA with its principal place of business located at 675 Lynnhaven Partway, 2nd Floor, Virginia Beach, VA 23452 ("Borrower"), and The Provident Bank, an Ohio banking corporation with its principal place of business located at One East Fourth Street, Cincinnati, Ohio 45202 ("Provident").

                              W I T N E S S E T H:

         WHEREAS, Borrower is engaged in the business of underwriting, processing, originating, closing, funding, purchasing, servicing and selling mortgage loans secured by first or second liens evidenced by mortgages on real property; and

         WHEREAS, Borrower has requested and Provident has agreed to finance the funding of mortgage loans by Borrower in connection with its origination thereof subject to the terms, conditions and limitations set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises, the extension of credit by Provident to Borrower, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Provident and Borrower agree as follows:

         1. DEFINITIONS. (a) When used in this Agreement, the following terms shall have the following meanings and the terms defined elsewhere in this Agreement shall have the meanings assigned to them (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADVANCE" shall mean any amount loaned by Provident to Borrower under this Agreement.

                  "AFFILIATE" shall mean, in relation to any Person (in this definition called "Affiliated Person"), any Person (i) which (directly or indirectly) controls or is controlled by or is under common control with such Affiliated Person; or (ii) which (directly or indirectly) owns or holds five percent (5%) or more of any equity interest in Borrower; or (iii) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession (directly or indirectly) of the power to direct or to cause the direction of the management or the policies of such Person, whether through the ownership of shares of any class in the capital or any other voting securities of such Person or by contract or otherwise.

                  "ASSIGNMENT OF MORTGAGE" shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the assignment of the Mortgage.

                  "BUSINESS DAY" shall mean a day other than Saturdays, Sundays, holidays or other days on which the main office of Provident is not open for business.

                  "CASH COLLATERAL ACCOUNT" shall mean the demand deposit account comprising a portion of the Collateral and established and maintained by Borrower with Provident pursuant to Section 5(d).

                  "CHANGE OF CONTROL" shall mean the time at which (i) any Person (including a Person's Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder), other than Management Shareholders and Affiliates thereof (the "Control Group") or a group controlled by the Control

Group, has become the beneficial owner of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Borrower equal to at least ten percent (10%), (ii) there shall be consummated any consolidation or merger of Borrower pursuant to which Borrower's common stock (or other capital stock) would be converted into cash, securities or other property, other than a merger or consolidation of Borrower in which the holders of such common stock (or such other capital stock) immediately prior to the merger have the same proportionate ownership, directly or indirectly, of common stock of the surviving corporation immediately after the merger as they had of Borrower's common stock immediately prior to such merger, or (iii) all or substantially all of Borrower's assets shall be sold, leased, conveyed or otherwise disposed of as an entirety or substantially as an entirety to any Person (including an Affiliate or associate of Borrower) in one or a series of transactions.

                  "CLOSING DATE" shall mean the date on which Borrower sells, transfers or otherwise disposes of a Mortgage Loan funded and originated by Borrower with an Advance made by Provident to Borrower under this Agreement.

                  "COLLATERAL" shall have the meaning set forth in Section 5(?).

                  "COLLECTIONS" shall mean, collectively, all Sale Proceeds, all Payment Collections and all other collections and Proceeds on or in respect of the Mortgage Loans.

                  "COST AND FEE SCHEDULE" shall have the meaning set forth in
Section 2(f).

                  "CREDIT FILE" shall mean, as to each Mortgage Loan, a copy of the Mortgage and copies of all intervening assignments of mortgage, if any, with evidence of recording thereon, showing a complete chain of title from the originator to Borrower; the original attorney's opinion of title or the original policy of title insurance, if not previously delivered to Provident; the originals of all assumption, modification and extension agreements, if any; and all applications, credit reports, salary or employment verifications, appraisals, surveys, other underwriting and work papers, closing statements, HUD-1 settlement statements and any addendums thereto, truth-in-lending disclosures, right of recission notices, payment histories, and all other closing documents and all other agreements, reports, certificates, documents and instruments related thereto or obtained or prepared in connection therewith and included or includable in Borrower's mortgage file relating to such Mortgage Loan.

                  "DEFAULT INTEREST RATE" shall mean an annual rate of interest which shall (to the extent permitted by applicable law) at all times be equal to four percent (4%) above the Interest Rate.

                  "DEMAND FOR PAYMENT" shall have the meaning set forth in
Section 4(a).

                  "DOCUMENT CUSTODIAN" shall mean Borrower, as custodian and bailee for Provident, or any successor appointed by Provident at any time.

                  "FEES" shall have the meaning set forth in Section 2(f).

                  "FUNDING DATE" shall mean the date on which an Advance is made by Provident to Borrower under this Agreement.

                  "INITIAL COLLATERAL PACKAGE" shall mean, as to each Mortgage
Loan: (i) the original Mortgage Note and the originals of all intervening endorsements, if any, showing a complete chain of title from the originator of the Mortgage Loan to Borrower, endorsed in blank (either on the Mortgage Note or a separate allonge attached thereto); (ii) a certified copy of the original Mortgage and copies of all intervening assignments of the Mortgage, if any;
(iii) the original Assignment of Mortgage in favor of Provident in recordable form for the jurisdiction in which the Mortgaged Property is located; and (iv) the original attorney's opinion of title or the original policy of title insurance (or if such original policy of title insurance has not yet been received by Borrower, a copy of such policy or a title insurance binder or commitment for the issuance of such policy).

                  "INTEREST RATE" shall mean an annual rate of interest which shall (to the extent permitted by applicable law) at all times be equal to the Prime Rate plus the applicable margin determined by reference to the factors applicable to such determination set forth in the Cost and Fee Schedule in effect on an Interest Payment Date or Closing Date, as the case may be.

                  "LIEN" shall mean any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

                  "LOAN DOCUMENTS" shall mean this Agreement, the Security Documents, the Policies and Procedures, the Cost and Fee Schedule and any other instrument, certificate or document executed in connection with or pursuant to this Agreement whether concurrently herewith or subsequent hereto.

                  "LOSSES" shall have the meaning set forth in Section 11(b).

                  "MANAGEMENT SHAREHOLDERS" shall mean those shareholders of Borrowers who are senior executive officers of Borrower on the date of this Agreement.

                  "MATURITY DATE" shall have the meaning set forth in Section 4(b).

                  "MORTGAGE" shall mean the mortgage, deed of trust or other instrument creating a first or second Lien on an estate in fee simple interest in the Mortgaged Property securing a Mortgage Loan.

                  "MORTGAGE LOAN" shall mean any mortgage loan funded and originated by Borrower with any Advance made by Provident to Borrower under this Agreement.

                  "MORTGAGE LOAN DOCUMENTS" shall mean, with respect to a Mortgage Loan, the documents comprising the Initial Collateral Package and the Credit File for such Mortgage Loan.

                  "MORTGAGE NOTE" shall mean, with respect to a Mortgage Loan, the original note or other evidence of indebtedness pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and which is secured by the related Mortgage.

                  "MORTGAGED PROPERTY" shall mean the underlying real property, including all improvements and additions thereon, securing a Mortgage Loan.

                  "MORTGAGOR" shall mean the obligor or obligors under a Mortgage Note.

                  "OTHER OBLIGATIONS SECURED HEREBY" shall mean all of Borrower's debts, obligations or liabilities of every kind, nature, class and description to Provident (other than those under this Agreement and the other Loan Documents), now due or to become due, direct or indirect, absolute or contingent, presently existing or hereafter arising, joint or several, secured or unsecured, purchase money or non-purchase money, related or unrelated, similar or dissimilar, whether for payment or performance, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including without limitation, all loans (including any loan by renewal or extension), and all overdrafts, all guarantees, all bankers acceptances, all agreements, all letters of credit issued by Provident for Borrower and the applications relating thereto, all indebtedness of Borrower to Provident, all undertakings to take or refrain from taking any action, and all indebtedness, liabilities and obligations owing from Borrower to others which Provident may obtain by purchase, negotiation, discount, assignment or otherwise.

                  "PAYMENT COLLECTIONS" shall mean, collectively, all collections on the Mortgage Loans attributed to the payment of the principal amount thereof, accrued interest thereon or any fees, charges or other amounts payable thereunder or in respect thereof.

                  "PERSON" shall mean an individual, a company, a limited liability company, a corporation, an association, a partnership, a joint venture, an unincorporated trade or business enterprise, a trust, an estate, or other legal entity or a government (national, regional or local), court, arbitrator or any agency, instrumentality or official of the foregoing.

                  "PRIME RATE" shall mean the rate of interest published from time to time in the "Money Rates" column of THE WALL STREET JOURNAL (Central Edition) as the "prime rate" or, if such rate ceases to be so published, then such other rate as may be substituted by Provident as the prime rate, which may be the rate of interest announced by Provident from time to time as its prime rate. The Prime Rate shall change on each date the prime rate so published changes.

                  "POLICIES AND PROCEDURES" shall mean Provident's Policies and Procedures for its Warehouse Division as of the date of this Agreement, as amended, modified, restated or supplemented by Provident from time to time.

                  "SALE PROCEEDS" shall mean (i) any proceeds received or receivable by Borrower with respect to or in respect of any sale, transfer or other disposition of any Mortgage Loan and (ii) any proceeds received or receivable by Borrower with respect to or in respect of any sale, transfer, disposition, condemnation or casualty event and all other amounts from any disposition, taking, damage or destruction of any Mortgaged Property acquired by Borrower upon foreclosure (or deed in lieu of foreclosure) of any Mortgage Loan.

                  "SECURITY DOCUMENTS" shall have the meaning set forth in
Section 5(b).

                  "THIRD PARTY INVESTOR" shall mean any Person with whom Borrower has contracted to sell any Mortgage Loan that has been funded and originated by Borrower with any Advance made by Provident to Borrower under this Agreement. Provident may itself be a Third Party Investor.

                  "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Ohio; PROVIDED, HOWEVER, that in the event that by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of Provident's security interest in any of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions related to such provisions.

                  (b) All terms defined in the UCC and used in Section 5 of this Agreement shall have the meanings assigned to such terms in the UCC.

                  (c) Where appropriate, words importing the singular only shall include the plural and vice versa.

         2.       ADVANCES.

                  (a) Subject to the terms and conditions hereof and the Policies and Procedures, which are hereby incorporated herein by this reference, Provident may elect, in its sole discretion, to make Advances to Borrower from time to time in such amounts as Borrower may request. Nothing herein shall be deemed or construed as a commitment by Provident to make any Advance hereunder and it is expressly acknowledged and agreed by Borrower that the decision to make any Advance hereunder is, and shall at all times be, wholly discretionary on the part of Provident.

                  (b) In order to obtain Advances, Borrower shall comply with the requirements set forth in this Agreement and the Policies and Procedures and shall furnish Provident with such requests and all other documents Provident may request or require at any time in connection with any Advance. In addition, the following conditions precedent, unless waived in whole or in part by Provident, shall be satisfied before Provident makes any Advance hereunder: (i) Provident, in its sole discretion, shall have approved the underwriting of the Mortgage Loans to be funded with any Advance; (ii) Borrower shall have provided Provident with an insured closing letter, evidence of a current errors and omissions insurance policy with limits of at least $1,000,000, an executed closing agent agreement and wiring instructions for each closing agent used by Borrower to close the Mortgage Loans funded with any Advance, each of which shall be acceptable to Provident in its sole discretion; (iii) Borrower shall have furnished Provident with an executed, recordable Power of Attorney covering the items set forth in Section 5(e) hereof for each state in which Borrower does business; and (iv) Provident, or its agent, bailee or designee, shall have received the Initial Collateral Package for each of the Mortgage Loans funded with any Advance. Each request for an Advance by Borrower shall constitute a certification that each of the representations and warranties made by Borrower to Provident in this Agreement or the other Loan Document shall be true and correct in all material respects on and as of the date when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of each date an Advance is made by Provident to Borrower hereunder and shall be true and correct in all material respects on and as of each of such date, except as affected by the consummation of the transactions contemplated by this Agreement and the other Loan Documents, and Borrower shall have performed, complied with and observed all of its covenants and agreements contained in this Agreement and the other Loan Documents on and as of each date an Advance is made by Provident to Borrower hereunder.

                  (c) Advances hereunder will be made by Provident on behalf of Borrower to third parties in connection with the funding of the Mortgage Loans originated by Borrower. All matters relating to the funding of any Mortgage Loan hereunder shall be acceptable to Provident in its sole discretion.

                  (d) Borrower represents, warrants and covenants to Provident that all proceeds of all Advances shall be used by it solely to fund Mortgage Loans originated by Borrower in the ordinary course of its business and for no other use or purpose.

                  (e) Advances for the funding of any Mortgage Loan originated by Borrower shall not exceed one hundred percent (100%) of the original principal amount of such Mortgage Loan.

                  (f) In connection with each Advance, Borrower agrees to pay Provident the transaction fees charged by Provident with respect to the Mortgage Loans funded and originated with such Advance ("Fees"). The amounts of Fees payable by Borrower in connection with any Advance shall be determined by reference to the Cost and Fee Schedule in effect on the Funding Date of such Advance (the "Cost and Fee Schedule"). The Cost and Fee Schedule in effect on the date of this Agreement is attached hereto as Schedule A. Any Cost and Fee Schedule shall remain in effect until a new Cost and Fee Schedule is delivered to Borrower in accordance with the requirements of Section 11(f).

         3. INTEREST PAYABLE ON ADVANCES. Borrower promises to pay to Provident interest in arrears on the unpaid amount of each Advance made by Provident to Borrower pursuant to this Agreement and on the unpaid amount of any interest not paid when due at a variable rate of interest per annum equal at all times to the Interest Rate. Interest shall be calculated on the daily unpaid amount of each Advance from its Funding Date. Interest with respect to each

Advance hereunder shall be payable: (i) commencing on the date that is sixty-one
(61) days after the Funding Date of the Advance and continuing on the same day of each consecutive month thereafter; and (ii) on its Maturity Date. Payments of interest shall be due and payable as set forth above until payment in full of all Advances. All interest under this Agreement shall be calculated on the basis of a year consisting of 360 days (comprised of twelve 30 day months) and paid for actual days elapsed.

         4.       TERMINATION: MANDATORY REPAYMENTS OF ADVANCES PRIOR TO
                  TERMINATION

                  (a) Provident may, at any time, for any reason and without prior notice, terminate this Agreement and demand that Borrower pay the aggregate unpaid amount of all Advances made by Provident to Borrower pursuant to this Agreement, all accrued and unpaid interest thereon as well as all Fees, charges and other amounts payable hereunder and under the Loan Documents ("Demand For Payment").

                      Following a Demand for Payment, the aggregate unpaid amount of all Advances made by Provident to Borrower pursuant to this Agreement, together with all accrued and unpaid interest thereon as well as all Fees, charges and other amounts payable hereunder and under the other Loan Documents shall be immediately due and payable in full and no future or additional Advances will be made by Provident to Borrower hereunder.

                  (b) Prior to termination of this Agreement as provided for above, Borrower shall repay to Provident the unpaid amount of each Advance made by Provident to Borrower hereunder, all accrued and unpaid interest thereon and all Fees, charges and other amounts payable hereunder, on the earlier to occur of: (i) the Closing Date on which Borrower sells or otherwise disposes of the Mortgage Loan(s) funded and originated with the Advance whether by sale to a Third Party Investor or otherwise; or (ii) on or before the applicable number of days after its Funding Date set forth in the Cost and Fee Schedule under the heading entitled "Days Allowed for Purchase by Third Party Investor" (the earlier to occur of (i) or (ii) being referred to herein as the "Maturity Date").

         5.       GRANT OF SECURITY INTEREST.

                  (a) To secure the prompt payment of the Advances, interest and all other amounts payable hereunder and under the other Loan Documents and the due and punctual performance and observance by Borrower of all of its other covenants, obligations and liabilities under this Agreement and the other Loan Documents and also to secure all of the Other Obligations Secured Hereby, Borrower hereby grants to Provident a security interest in an to, and hereby pledges and collaterally assigns to Provident, all of its rights, title, interest and claims in, to and under all of the following property, wherever located, whether now or hereafter owned, held or acquired, or hereafter existing or arising (collectively, the "Collateral"):

                      (i)   all Mortgage Loans;

                      (ii) all Mortgage Loan Documents including, without limitation, all Mortgage Notes, Mortgages and Assignments of Mortgages relating to the Mortgage Loans;

                      (iii) all rights to service or subservice the Mortgage Loans;

                      (iv) all certificates, notes and other securities of any kind whatsoever, residual or otherwise, issued to Borrower or now or hereafter owned, held or acquired by Borrower in connection with or related to any mortgage loan securitization or any asset-back transaction involving the Mortgage Loans;

                      (v) all of Borrower's rights under contracts or agreements to which Borrower is party (but none of its covenants, obligations or liabilities thereunder) in connection with the Mortgage Loans, including all contract or agreements with all Third Party Investors and all attorney's opinions of title and title insurance policies;

                      (vi) the Cash Collateral Account and all funds in the Cash Collateral Account; and

                      (vii) all Proceeds of any and all of the foregoing Collateral in whatever form, including but not limited to, all payments made by Mortgagors to Borrowers in connection with the Mortgage Loans and all premiums paid to Borrower by Third Party Investors in connection with the sales of the Mortgage Loans.

                  (b) Borrower shall take all actions necessary or appropriate under all applicable laws, or as requested by Provident, to perfect, maintain and preserve, and to continue as perfected, Provident's first lien and security interest in the Collateral. Borrower shall pay all costs of preparing, recording and filing UCC Financing Statements (and any continuation or termination statements with respect thereto) and any other documents, titles, statements, assignments or the like reasonably required to create, maintain, preserve or perfect the liens or security interests granted under the Loan Documents, together with costs and expenses of any lien or UCC searches required by Provident in connection with the making of any Advance. At Provident's request, Borrower shall execute and deliver to Provident at any time and from time to time hereafter, all supplemental documentation that Provident may reasonably request to perfect, maintain, preserve or continue the security interest and liens in the Collateral granted Provident hereby and under any of the other Loan Documents (collectively, the "Security Documents"), in form and substance acceptable to Lender, and pay the costs of preparing and recording or filing of the same. Borrower agrees that a carbon, photographic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Borrower shall promptly notify Provident concerning any changes in its name, identity or structure, concerning any changes in the address(es) of its chief executive office or other places of business or concerning any changes in its trade name(s) or name(s) under which it does business.

                  (c) The Document Custodian shall maintain possession of each Credit File and the Mortgage Loan Documents comprising each Credit File (other than the Initial Collateral Package) for each Mortgage Loan. Promptly after Provident's request therefor, Borrower, at its expense, shall cause the Credit Files held by the Document Custodian to be delivered to Provident or its agent, bailee or other designee.

                  (d) Borrower shall, at all times, maintain the Cash Collateral Account with Provident. Borrower shall deposit or cause to be deposited all Collections into the Cash Collateral Account when and as Collections are received or receivable by Borrower. Withdrawals may be made from the Cash Collateral Account by Borrower in accordance with the Policies and Procedures. Provident is hereby authorized to withdraw funds from the Cash Collateral Account from time to time, either before or after Provident's Demand for Payment, and to apply such withdrawals to the payment of the Advances, accrued and unpaid interest thereon and Fees, charges and other amounts payable hereunder or under the other Loan Documents.

                  (e) Borrower hereby makes, constitutes and appoints Provident (by any of its officers, employees or agents), its true and lawful agent and attorney-in-fact and hereby gives and grants to Provident full power and authority to do and perform each and every act whatsoever requisite, necessary and proper (i) to endorse the related Mortgage Note to the Third Party Investor that purchases any Mortgage Loan; (ii) to endorse any original Mortgage Note to Provident or the purchaser thereof should Borrower default in its obligations hereunder; (iii) to prepare, execute and record on behalf of Borrower any Assignment of Mortgage; (iv) at the sole option of Provident, to prosecute, in Borrower's or Provident's name, any and all claims or causes of action collaterally assigned to Provident hereunder; and (v) to do and perform every act necessary to place Provident in position to enforce the payment of any Mortgage Loan.

         6. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Provident as follows as of the date hereof and as of each Funding Date:

                  (a) Borrower is and shall at all times be, duly organized, validly existing and in good standing under the laws of the State set forth in the first paragraph of this Agreement and has, and shall at all times have, full power and authority and legal right to engage in and carry on Borrower's business as now being conducted, to undertake the borrowings contemplated hereby and to execute and deliver each of the Loan Documents. Borrower is qualified and licensed in each jurisdiction wherein the nature or conduct of its business make such qualification necessary or advisable. Borrower is currently qualified and licensed in good standing in each such jurisdiction. Borrower's name as set forth in the caption of this Agreement and as set forth on the signature page of this Agreement is Borrower's correct individual, partnership or corporate name, as the case may be.

                  (b) Borrower has full power and authority and legal right to enter into this Agreement and each of the other Loan Documents, and to perform, observe and comply with all of its agreements and obligations under each of such documents, including without limitation, the making by Borrower of the borrowings contemplated hereby and the granting by Borrower of the security interest in the Collateral pursuant to Section 5.

                  (c) The execution and delivery by Borrower of this Agreement and the other Loan Documents, the performance by Borrower of all of its agreements and obligations hereunder and thereunder and the making by Borrower of the borrowings contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Borrower and do not and will not constitute a breach, violation or event of default (or an event which would become an event of default with the lapse of time or notice or both) under any judgment, decree, note, agreement, indenture or other instrument to which Borrower is a party or otherwise subject.

                  (d) Borrower owns or possesses all rights, licenses, permits, franchises and the like necessary for the conduct of its business as presently conducted and proposed to be conducted. All of the foregoing rights, licenses, permits and franchises are in full force and effect, and Borrower is in compliance with all of the foregoing. No event has occurred which permits, or after notice or lapse of time or both would permit the revocation or termination of any such right, license, permit or franchise, or affects the rights of Borrower thereunder.

                  (e) The balance sheets, statements of income and other financial statements previously delivered to Provident present fairly the financial condition and results of operations of Borrower as of the dates thereof and for the fiscal periods then ended. There are no material liabilities or obligations, secured and unsecured (whether accrued, absolute or actual, contingent or otherwise), which were not reflected in the balance sheets of Borrower as of the dates thereof.

                  (f) No changes have occurred in the assets, liabilities or financial condition of Borrower from those reflected on the most recent balance sheet delivered to Provident (the "Current Balance Sheet") which, individually or in the aggregate, have been adverse. Since the date of the Current Balance Sheet, there has been no adverse development in the business or in the operations or prospects of Borrower.

                  (g) Borrower is the sole owner of and has good and marketable title to the Collateral, free and clear of all Liens and encumbrances whatsoever, except for the security interest granted by Borrower pursuant to
Section 5. All information furnished to Provident concerning the Collateral is and will be complete, accurate and correct in all respects when furnished.

         7. COVENANTS REGARDING THE BORROWER. Borrower covenants and agrees with Provident as follows:

                  (a) Borrower shall deliver to Provident as soon as available and, in any event, within thirty (30) days after the end of each calendar quarter, quarterly unaudited financial statements of Borrower and within seventy-five (75) days after the end of each fiscal year of Borrower, annual financial statements of Borrower which, in each case, shall include a balance sheet, statement of income, statement of changes in financial position and notes to financial statements. Provident reserves the right to require Borrower to deliver audited annual financial statements.

                      Such financial statements shall be certified by the chief executive officer of Borrower to the effect that such financial statements reflect, in his opinion and in the opinion of senior management of Borrower, all adjustments necessary to present fairly the financial position of Borrower as at the end of such quarter or year, as the case may be, and the results of its operations for the period then ended.

                  (b) Borrower shall deliver to Provident all information Provident may reasonably request at any time and from time to time concerning its business, financial condition, results of operations, the Mortgage Loans financed hereunder or the other Collateral.

                  (c) Borrower covenants to keep the Credit File for each of the Mortgage Loans financed hereunder at all times at Borrower's business premises or at such other location or locations as Provident may approve in writing. Borrower further covenants to deliver the Credit File(s) to Provident upon demand by Provident, which demand may be made in Provident's sole and absolute discretion.

                  (d) Borrower shall pay or cause to be paid all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

                  (e) At any time or times during Borrower's usual business hours, Borrower shall permit Provident (by any of its officers, employees or agents) to enter upon Borrower's business premises for any of the following reasons: (i) to inspect the Collateral and any books or records related thereto (including making copies of and extracts therefrom), (ii) to verify the amount, quality, quantity, value or condition of, or any other matter relating to, the Collateral, (iii) to examine all of the other books and records of Borrower (including making copies of and extracts therefrom), including those relating to its tax records, payroll records and insurance records, and (iv) to discuss the business, financial condition or results of operations with any of Borrower's officers, employees, agents or accountants. Borrower covenants to pay Provident a reasonable audit fee and reimburse Provident for its out-of-pocket expenses for all inspections, audits and examinations conducted by Provident other than regular monthly audits.

                  (f) Borrower covenants to comply with all federal, state and local laws, rules, regulations and orders applicable to it and its business.

                  (g) Borrower agrees to notify Provident in writing within fifteen (15) calendar days of any proposed Change of Control or any proposed, or completed, change in the executive management of Borrower, including, but not limited to, any management change in the office of president, or any change in the management of Borrower's underwriting department. Borrower further agrees to notify Provident in writing at least thirty (30) days in advance of any change in the location of its principal place of business or of any proposed change in the name of Borrower or the opening or closing of any office.

                  (h) Borrower shall not at any time create, assume, incur or permit to exist, any Lien or other encumbrance in respect of any of the Collateral.

                  (i) Borrower agrees to give Provident prompt notice of any development, financial or otherwise, which would materially adversely affect its business, properties or affairs or the ability of Borrower to perform its obligations under this Agreement.

         8. COVENANTS REGARDING THE MORTGAGE LOANS: Borrower further covenants and agrees with Provident as follows with respect to each Mortgage Loan to be financed by Provident hereunder.

                  (a) As of its Funding Date, the Initial Collateral Package and Credit File relating to the Mortgage Loan shall contain each of the documents and instruments specified herein to be included therein.

                  (b) The related Mortgage shall be a valid and enforceable first or second Lien of record on the Mortgaged Property subject, in the case of any second Mortgage Loan, only to a first Lien on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy or attorney's opinion of title with respect to the related Mortgage Loan, which exceptions shall be acceptable to Provident.

                  (c) Borrower shall hold good, marketable and indefeasible title to, and be the sole owner and holder of, the Mortgage Loan subject to no Liens or rights of others.

                  (d) The Mortgage Loan shall not be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor shall the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense shall have been asserted with respect thereto.

                  (e) The Mortgage Loan shall comply with, and shall at all times be serviced in compliance with, in all material respects, applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending and disclosure laws.

                  (f) With respect to the Mortgage Loan, either (i) a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in the particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage Lien of record on the Mortgaged Property described in the Mortgage, subject only to the exceptions of the character referred to in subsection (b) above, shall be valid and in full force and effect on the Funding date of the origination of such Mortgage Loan or (ii) an attorney's opinion of title shall be prepared in connection with the origination of such Mortgage Loan. Such mortgage title insurance policy or attorney's opinion of title shall be issued in favor of Borrower and its successors and assigns. Borrower shall, by act or omission, not have done anything that would impair the coverage of such mortgage title insurance policy or attorney's opinion of title.

                  (g) The Mortgage Note and the related Mortgage shall have been duly and properly executed, constitute the legal, valid and binding obligation of the related Mortgagor and shall be enforceable in accordance with their respective terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to the Mortgage Loan shall have had full legal capacity to execute all Mortgage Loan Documents and to convey the estate therein purported to be conveyed.

                  (h) The terms of the Mortgage Note and the Mortgage shall not have been or be impaired, altered or modified in any material respect, except by a written instrument which shall have been recorded or is in the process of being recorded, if necessary, to protect the interests of Borrower therein. The original Mortgage shall be recorded, and all subsequent assignments of the original Mortgage shall be recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the Lien thereof as against creditors of Borrower.

                  (i) No instrument of release or waiver shall have been executed in connection with the Mortgage Loan, and no Mortgagor shall have been released therefrom, in whole or in part.

                  (j) The proceeds of the Mortgage Loan shall have been fully disbursed, and there shall be no obligation on the part of Borrower to make any future advances thereunder. All costs, fees and expenses incurred in making or closing or recording of the Mortgage Loan shall have been paid in full.

                  (k) The Mortgage Note shall not be secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage.

                  (l) There shall be no obligation on the part of Borrower or any other Person to make payments in respect of the Mortgage Loan in addition to those to be made by the Mortgagor.

                  (m) All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee, servicer or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing.

                  (n) The Mortgage shall contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure.

                  (o) To the best of Borrower's knowledge, there shall not exist any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could be reasonably expected to materially adversely affect the value or marketability of the Mortgage Loan.

                  (p) Each of the documents and instruments included in the Credit File shall have been duly executed and in due and proper form and each such document or instrument shall be in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans.

                  (q) The Borrower shall be in possession of the complete Credit File and there shall be no custodial agreements in effect adversely affecting the right or ability of Borrower to make the document deliveries required hereby.

                  (r) The Mortgage property shall not be damaged by fire, wind or other cause or loss and there shall not be any condemnation proceedings pending. To the best knowledge of Borrower, no improvement on any Mortgage property is in violation of any applicable zoning law or regulation.

                  (s) All signatures, names and addresses, amounts and other statements of fact, including descriptions of the property, appearing on the credit application and other related documents relating to each Mortgage Loan shall be true and correct and the Mortgagors named thereon will be, as of the date of each such document upon which signatures appear, of majority age, and will have the legal capacity to enter into the Mortgage.

                  (t) Borrower will have reviewed all of the Mortgage Loan Documents, and all the related documents thereto, and will make such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein and throughout this Agreement.

                  (u) Each Mortgage Loan which Borrower warrants is insured by a private mortgage insurance company shall be so insured.

         9. SALES OF MORTGAGE LOANS AND OTHER COLLATERAL. Until Provident shall have made a Demand for Payment, Borrower shall be entitled to sell the Mortgage Loans financed hereunder and the other Collateral in the ordinary course of Borrower's business, but nothing herein shall be deemed to waive or release Provident's security interest in any Proceeds of any Collateral. Upon the sale of any Mortgage Loan financed hereunder, Borrower shall pay to Provident on its Closing Date, the unpaid amount of the Advance with respect to such Mortgage Loan, all accrued and unpaid interest thereon through and including such Closing Date and all Fees, charges and other amounts payable hereunder. The sales of Mortgage Loans to Third Party Investors shall be handled in accordance with the requirements set forth in the Policies and Procedures. In addition, Borrower agrees that Provident shall have the right, in its sole discretion, to (i) impose additional requirements regarding the delivery of Mortgage Loan Documents to any Third Party Investor; and (ii) return wire transfers received in connection with the sale of any Mortgage Loan to the originating bank if such wire transfer does not comply with the Policies and Procedures.

         10.      REMEDIES.

                  (a) After a Demand for Payment shall have been made by Provident, all amounts owed to Provident hereunder shall thereupon be immediately due and payable and no additional or future Advances will be made by Provident to Borrower hereunder.

                  (b) From and after any Demand For Payment, Provident shall, in addition to its other rights and remedies under applicable law, have the rights and remedies of a secured party under the Uniform Commercial Code with respect to the Collateral and all other security pursuant to any other Security Documents between Provident and Borrower. In addition, Provident or its agents or representatives may take possession of the Collateral and sell the same. For such purpose, Provident may enter upon the premises where the Collateral shall be located and remove the same to such other place as Provident shall determine. Borrower shall immediately, upon Provident's demand, make the Credit Files available to Provident at Provident's place of business.

                  (c) Any such taking of possession by Provident shall not affect Provident's right, which hereby is confirmed, to retain all payments made prior thereto by Borrower, and in the event of such taking of possession, Provident may sell the Collateral at a public or private sale or any other commercially reasonable manner permitted by law. The proceeds of any such sale or other disposition shall be applied first to the actual and reasonable costs of such sale, then to the actual and reasonable costs of retaking possession and storage of such Collateral and then to the satisfaction of the unpaid balance of the Advances. In the event the proceeds of any such sale are not sufficient to pay such expenses and to satisfy all amounts due by acceleration or otherwise with respect to all Advances made pursuant hereto, Borrower shall pay to Provident any deficiency existing. Provident will give Borrower reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sales or other intended disposition thereof is to be made. Borrower agrees that the requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of the Borrower listed in
Section 11(f) at least 10 days prior to the time of such sale or disposition. Borrower further agrees and acknowledges that: (i) the Collateral is customarily sold in a recognized market; (ii) Borrower regularly sells and Provident regularly purchases mortgage loans similar to the Collateral; and (iii) Provident may be the purchaser of the Collateral either in a public or private sale.

                  (d) From and after any Demand For Payment, Borrower shall pay, in addition to interest on funds actually advanced, all costs incurred by Provident in enforcing Provident's rights hereunder, including those incurred in bankruptcy proceedings, expenses of locating the Collateral, all costs and expenses actually incurred by Provident in connection with examination, preservation and protection of the Collateral, examination of the Borrower's books and records otherwise in connection with the financing pursuant hereto and reasonable attorney's fees and legal expenses.

                  (e) If any payment of interest under Section 3 or principal or interest under Section 4 is not paid when due whether by demand or otherwise, the unpaid amount of all Advances and all accrued and unpaid interest thereon as well as any other charges and other amounts due Provident hereunder or under any

Loan Document shall bear subject matter hereof and supersede all prior agreements and understandings, both written and verbal, between the parties with respect to the subject matter of this Agreement and are not intended to confer upon any Person other than the parties any rights or remedies.

                  (f) All notices and other communications pursuant to this Agreement and under any of the other Loan Documents shall be in writing, either delivered in hand or sent by first-class mail, registered or certified, return receipt requested, or sent by telecopier or facsimile transmission, addressed as follows:

                      If to Borrower, at:  MIRADOR DIVERSIFIED SERVICES, INC.
                                           ATTN:  PRESIDENT
                                           675 LYNNHAVEN PARKWAY-2ND FLOOR
                                           VIRGINIA BEACH, VA  23452

                                           Fax No. (757) 463-2004

                      If to Provident, at: The Provident Bank
                                           One East Fourth Street
                                           Cincinnati, Ohio 45202
                                           Attn:       Kenneth D. Logan, Senior
                                                       Vice President
                                           Mail Stop:  265D
                                           Fax Number: (513) 564-7943

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11. Any notice or other communication pursuant to this Agreement of any other Loan Document shall be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which it is directed, or, if sent by first-class mail or by telecopier or facsimile transmission, and properly addressed (i) when received by the addressee; or (ii) if sent by first class mail, on the third (3rd) Business Day following the day of the mailing thereof (unless actually received earlier).

                  (g) No delay or failure or Provident in exercising any right, power, remedy or privilege hereunder or under any of the other Loan Documents on any occasion shall affect such right, power, remedy or privilege or be construed as a waiver or any requirement of this Agreement; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege be prejudicial to any subsequent exercise of such right, power or privilege. Provident's acceptance or approval of any request, payment, document or instrument pertaining to any Advance made pursuant hereto shall not constitute any representation or warranty, express or implied, by Provident as to the validity or sufficiency of any such request, payment, document or instrument. The rights and remedies of Provident hereunder are cumulative and not exclusive. All remedies herein provided shall be in addition to and not in substitution for any remedies otherwise available to Provident. Any waiver, permit, consent or condition hereof, must be in writing and shall be effective only to the extent set forth in such writing.

                  (h) This Agreement shall be binding upon and inure to the benefit of Borrower and Provident and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder to any Person or Persons without the express prior written consent of Provident. If more than one Borrower shall sign this Agreement, the liability of each hereunder shall be joint and several.

                  (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

                  (j) It is hereby stipulated and agreed the TIME IS OF THE ESSENCE hereon and shall be of the essence as to each of the other Loan Documents.

                  (k) Any provision contained in any document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such document or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (l) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and deliver shall be deemed to be an original and all of which taken together shall constitute but one and the same Agreement.

         12.      WAIVER OF JURY TRIAL; JURISDICTION AND VENUE.

                  (a) AS A SPECIFICALLY BARGAINED INDUCEMENT FOR PROVIDENT TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, BORROWER AND, IF MORE THAN ONE, EACH OF THEM HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM ITS OBLIGATIONS HEREUNDER.

                  (b) BORROWER AND, IF MORE THAN ONE, EACH OF THEM HEREBY DESIGNATES ALL COURTS OF RECORD SITTING IN HAMILTON COUNTY, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS AGREEMENT. ITS MAKING, VALIDITY, PERFORMANCE, INTERPRETATION OR ENFORCEMENT MAY BE LITIGATED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION BORROWER AND, IF MORE THAN ONE, EACH OF THEM HEREBY CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURTS. BORROWER WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN THE STATE OF OHIO FOR THE PURPOSES OF LITIGATION TO ENFORCE THE OBLIGATIONS UNDER THIS AGREEMENT.

         IN WITNESS WHEREOF, the undersigned have caused this Warehouse Loan and Security Agreement to be signed by their duly authorized signatories on and as of the date first above written.

                                   MIRADOR DIVERSIFIED SERVICES, INC.


                                   BY: /s/ JOHN E. JONES
                                       -----------------------------------
                                   NAME:   JOHN E. JONES

                                   TITLE: PRESIDENT


                                   THE PROVIDENT BANK


                                   BY: /s/
                                       -----------------------------------
                                   NAME:

                                   TITLE:

[Graphic     FIRST
 Omitted]    HORIZON.
             EQUITY LENDING

             March 31, 2000


             John E. Jones
             United Mortgagee Inc.
             675 Lynnhaven Parkway 2nd Fl
             Virginia Beach, VA  23452

             Dear Mr. Jones:

             Welcome to First Horizon Equity Lending. We are pleased to extend our program approval to United Mortgagee Inc. Your current approval status allows you to sell closed loans to First Horizon Equity Lending on a servicing released basis. Your Correspondent ID number is 2784, and is required for use on all business correspondence.

             Enclosed is an executed copy of the Agreement of Purchase and Sale. Please feel free to call your representative regarding program policies and procedures.

             We will strive to provide superior service and welcome any comments or suggestions concerning our services and programs.

             Again, welcome to First Horizon Equity Lending. We look forward to a long and rewarding relationship with your organization.

             Sincerely,


             /s/ RICH GUIDA
             ------------------------
             Rich Guida
             President

             RG/nmg

             Enclosure

         First Tennessee Bank National Association
         1755 Lynnfield Road
         Building D, 2nd Floor
         Memphis, TN  38119
         Phone:  (901) 257-6700
         Fax:  (901) 257-6703

FIRST HORIZON EQUITY LENDING
================================================================================
1755 Lynnfield Building D
Memphis, Tennessee  38119


                         AGREEMENT OF PURCHASE AND SALE

This Agreement is made and entered into this 14 day of FEB, 2000, between First Horizon Equity Lending, which has its principle place of business located at 1755 Lynnfield, Building D, Memphis, Tennessee 38119, (First Horizon Equity Lending, the Buyer, is hereinafter referred to as "FHEL").

                                       AND

UNITED MORTGAGEE, INC., a VIRGINIA corporation with principle offices at 675 LYNNHAVEN PARKWAY, VIRGINIA BEACH, VA 23452, (hereinafter referred to as "Seller").


I.    DEFINITIONS

         (A) Agreement: shall mean this Agreement as same may be amended and supplemented from time to time. The parties agree that this Agreement shall be used as the Purchase and Sale Agreement for those loans purchased by FHEL from Seller in the future, unless otherwise agreed to in writing by the parties.

         (B) Essential Mortgage File Documents: each Mortgage Loan file must include: the original Note, original Mortgage or a true and certified copy of the Mortgage, Original HUD Disclosure, Original Truth In Lending Disclosure, ALTA insurance policy including endorsements or "marked up title commitment", and additional documents set forth in Exhibit A which is hereinafter made a part of this agreement.

         (C) Loan: The Note, the related Mortgage and the Related Assets are referred to as Loan and collectively as "Loans".

         (D) Marked Up Title Insurance Policy, Binder or Certificate: a title insurance policy on which all liens, mortgages, claims, assessments, defects, encumbrances and other exceptions affecting or against the Mortgaged Property have been removed and are insured against in favor of Seller and or Seller's Assigns.

         (E) Mortgage Loans: The Loans identified in the Purchase Schedule, which may become subject to this agreement.

         (F) Mortgaged Property or Subject Property: The residential ? property subject to the Mortgage which secures the Mortgage Loan.

         (G) Mortgagor or Borrower(s): The obligor under a mortgage loan.

         (H) Note: The original Note or bond or other evidence of indebtedness evidencing the indebtedness of the Borrower(s) Mortgagor under a Mortgage Loan.

         (I) Purchase Price: The purchase price for the Loan(s) described on each purchase schedule shall be an amount as of the Settlement Date equal to the sum of the: (1) unpaid principal balances of the Note(s); (2) all interest accrued (up to but not including the Settlement Date) but unpaid on the Note(s) (prorated on a 30 day month and a 360 day year); and (3) any premiums due Seller, if applicable, in accordance with the Purchase Schedule; (4) less any discount due to the Buyer, if applicable, in accordance with the Purchase Schedule; and (5) less the fee for recordation of assignments, if applicable.

         (J) Purchase Schedule: A list prepared by FHEL identifying Mortgage Loans to be purchased.

         (K) Related Assets: Any and all documents, instruments, collateral agreements, and assignments and endorsements for all documents, instruments and collateral agreements, referred to in the Note(s) and/or Mortgage(s) or related documents thereto, including, without limitation, current insurance policies (private mortgage insurance, if applicable; flood insurance, if applicable; hazard insurance; title insurance; and other applicable insurance policies) covering the Subject Property or relating to the Notes and all files, books, papers, ledger cards, reports and records including, without limitation, loan applications, Borrower(s) financial statements, separate assignments of rents, if any, credit reports and appraisals, relating to the Loans.

         (L) Settlement Date: Shall mean the date whereby FHEL agrees to purchase certain mortgage loans from Seller.

II.   OFFER TO SELL AND ACCEPTANCE OF OFFER.

         (A) Offer. The Seller may offer from time to time to submit to FHEL a list of loans, along with the Essential Mortgage File Documents, as defined herein, for each of the Loans, in order to give FHEL an opportunity to review them. FHEL shall then deliver a Purchase Schedule on which it has indicated which Loans, if any, that FHEL is offering to purchase from the Seller and the Purchase Price for the Loans FHEL is willing to Purchase.

         (B) Acceptance. The Seller shall endorse the Note evidencing the Loans on which the Seller agrees to accept the offer to purchase. Such endorsement shall constitute the Seller's acceptance of FHEL's offer to purchase the indicated Loans pursuant to the terms and conditions of this Agreement.

         (C) Pre-Approval. On occasion, FHEL may issue to Seller a written Pre-Approval to cover a specific loan purchase by FHEL hereunder which is approved by FHEL in advance of Seller making specific loan. The Pre-Approval Agreement is available to Seller upon request. To the extent of a conflict between the Pre-Approval and this Agreement, the Pre-Approval shall govern for a specific purchase and only that purchase.

         FHEL shall have the absolute and sole discretion and option to agree to or to decline to purchase any Loan(s) submitted by Seller for FHEL's review.

III.  PURCHASE AND SALE OF LOANS.

         (A) THE DELIVERY OF LOANS.

         On or before the Settlement Date the Seller shall provide FHEL with the following for each loan purchased:

             (1) The Note(s) endorsed by an authorized Officer of Seller to FHEL, and Mortgage(s) along with an executed individual assignment to FHEL, in recordable from and originals of all intervening assignments, if any, of the Seller's beneficial interest in the Mortgage, showing a complete chain of title from origination to the Seller, including warehousing assignment, with evidence of recording thereon.

             (2)  Related Assets.

             (3) In the event that Seller cannot deliver to FHEL a duly recorded assignment of Mortgage or any other document required to be recorded under this Agreement, on the Settlement Date solely because of a delay caused by the public recording office when such document(s) has been delivered for recordation, Seller shall deliver to FHEL a certified copy of each of such document(s) with a statement thereon signed by an Officer of the Seller certifying each to be a true and correct copy of document(s) delivered to the appropriate public recording official for recordation. Seller shall deliver to FHEL such recorded document(s) with evidence of recording indicated thereon no later than 15 days after the Seller receives such document, but in any event, no later than 120 days from the Settlement Date.

         (B) PURCHASE AND SALE. On each Settlement Date hereunder, Seller shall assign, transfer, convey and deliver to FHEL all of its right, title and interest in and to the Loans, assets and documents as more fully enumerated and set forth in section IV (A) through (S) inclusive, which is incorporated by reference.

         (C) PURCHASE PRICE. The Purchase Price for the Loans described on each Purchase Schedule shall be an amount as defined in section (I) (I). The Purchase Price shall be payable according to the requirements set forth in section (III)
(D) below.

         (D) PAYMENT OF PURCHASE PRICE. On each Settlement Date, the Purchase Price shall be paid as follows: FHEL shall deposit funds by wire transfer to the Seller's bank.

         (E) PREMIUM REBATE. In the event that a premium is paid by FHEL to the Seller on a Loan and such Loan is prepaid in full by the Borrower(s), other than by a refinancing by FHEL or any of its subsidiaries or affiliates, within twelve
(12) months of the Settlement Date, the Seller shall, upon demand by FHEL, refund to FHEL the premium paid by them to the Seller as follows: If prepayment in full is within one (1) month of the Settlement Date, 12/12ths of the premium shall be refunded; if prepayment in full is within two (2) months of the Settlement Date, 11/12ths of the premium shall be refunded; if prepayment in full is within three (3) months of the Settlement Date, 10/12ths of the premium shall be refunded; if prepayment in full is within four (4) months of the Settlement Date, 9/12ths of the premium shall be refunded; if prepayment in full is within five (5) months of the Settlement Date, 8/12ths of the premium shall be refunded; if prepayment in full is within six (6) months of the Settlement Date, 7/12ths of the premium shall be refunded; if prepayment in full is within seven (7) months of the Settlement Date, 6/12ths of the premium shall be refunded; if prepayment in full is within eight (8) months of the Settlement Date, 5/12ths of the premium shall be refunded; if prepayment in full is within nine (9) months of the Settlement Date, 4/12ths of the premium shall be refunded; if prepayment in full is within ten (10) months of the Settlement Date, 3/12ths of the premium shall be refunded; if prepayment in full is within eleven (11) months of the Settlement Date, 2/12ths of the premium shall be refunded; if prepayment in full is within twelve (12) months of the Settlement Date, 1/12ths of the premium shall be refunded. In the event any Loan is prepaid in full later than twelve (12) months from the Settlement Date of such Loan, no refund shall be due.

         In the event the Note carries a prepayment penalty, FHEL agrees first to recapture the Premium Rebate from the proceeds of the prepayment penalty and then from the Seller if there is any deficient balance according to the refund calculation specified above.

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

IV.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

         (A) REPRESENTATIONS AND WARRANTIES OF THE SELLER IN GENERAL: It is understood and agreed by Seller and FHEL that as a material inducement to FHEL to enter in this Agreement the Seller hereby represents and warrants to FHEL with respect to each Loan purchased:

             1. The Seller is a holder-in-due-course of each Note within the meaning of the Uniform Commercial Code and is the sole owner of the Loan and has the right to assign and transfer the Loan to FHEL. The Seller has not sold, assigned or otherwise transferred any right or interest in or to the Loan and has not pledged the Loan as collateral for any loan or obligation of Seller or other purpose. The assignment of the Loan by the Seller to FHEL validly transfers such Loan to FHEL free and clear of any pledges, liens, claims, encumbrances, Mortgages, charges, exceptions and/or security interests.

             2. Each Note and Mortgage and the Related Assets are in every respect genuine, are the valid instrument they purport on their face to be, are the legal, valid, binding and enforceable obligation of the Borrower(s) thereunder and not subject to any discount, allowance, set off, counterclaim, presently pending bankruptcy or other defenses; none of the Notes, Mortgages, or Related Assets are forged or have affixed thereto any unauthorized signature or have been entered into by any person without the required legal capacity; and no foreclosure (including non-judicial foreclosure) or any other legal action has been brought by the Seller or any senior lienholder in connection therewith.

             3. The Mortgage has been duly recorded or has been transmitted to the appropriate recording officer for recording in accordance with the laws of the state where the real property covered by the Mortgage is located.

             4. The Mortgage arose from a bona fide mortgage loan, complying with the laws of the state where the loan was originated, as amended or supplemented from time to time, and all other applicable laws and regulations, to persons having legal capacity to contract.

             5. All amounts represented to be payable on such mortgage are, in fact, payable in accordance with the provisions of the applicable mortgage loan.

             6. Upon completion of the purchase, FHEL shall have complete and undisputed title to the mortgage loan.

             7. All disclosures required by Regulation Z issued under the Truth-In-Lending Act (TILA) of the federal Consumer Credit Protection Act and the Notice of Right to Cancel prescribed by TILA have been properly prepared and such loan has been made in full compliance with the Truth-In-Lending Act and Regulation Z.

             8. Seller is, and at the time of the making of a purchased mortgage loan was, duly licensed under the appropriate governing law, based on the collateral for the loan and the state where originated.

             9. Seller is the owner, without exception, and has the unqualified right to transfer the loans and all other documents and instruments in connection therewith.

             10. All instruments and supporting documentation evidencing, securing or otherwise related to the mortgage loans purchased by FHEL are genuine, valid and enforceable according to their terms, and comply with all applicable federal and state laws and regulations including, but not limited to, the Federal Consumer Protection Act, the Equal Credit Opportunity Act and all other laws, statutes and regulations which may be relevant.

             11. There have been no changes made on the Note, Mortgage or any of the closing documents, and no portion of such security has been released.

             12. All funds advanced on behalf of this loan came from the borrower(s) or the proceeds of the loan. No funds have been advanced by the Seller, broker or third party.

             13. The full principal amount of the Note has been advanced to the Obligor, either by payment directly to the Obligor or by payment made on request or approval of the Obligor; all costs, fees and expenses incurred in making and closing the loan transaction represented by the Note and Mortgage have been paid in full and the Note and Mortgage have not been modified or amended and are each current and not in default at time of purchase.

             14. There are no mortgages, prior to the mortgage being purchased which are open-ended, credit line mortgages, or which may be increased by future advances.

             15. All Notes, Mortgages, documents and disclosures are in full compliance with applicable state and federal law including but not limited to all usury laws and regulations.

             16. Seller has no knowledge of any zoning violations, condemnation proceedings and/or any other violations concerning any of the properties secured by the Mortgage(s) being sold herein at time of purchase.

             17. There are no verbal representations, promised or agreements pertaining to any borrower or document subject to this Agreement. There have been no written representations, promises or agreements other than those submitted to FHEL.

             18. Borrower(s) is required to sign only one Note at closing. This Note will be endorsed and forwarded to FHEL at time of purchase.

             19.  Each mortgage is subject to a due on sale clause.

         (B) Seller shall indemnify FHEL for any costs or defense associated with any breach of any representation or warranty made by Seller in Paragraph 4 of this Agreement and shall indemnify FHEL for any penalties assessed against FHEL for any violation of the Truth-In-Lending Act by Seller. Any deficiencies in the Truth-In-Lending disclosure must be cured by Seller to the satisfaction of FHEL or the loan shall be repurchased in accordance with Paragraph 6 of the Agreement.

         (C) Under no circumstances, shall FHEL and Seller be considered agents or employees of each other, nor shall this Agreement be construed as creating a partnership or joint venture.

         (D) This Agreement shall remain in full force and effect on all mortgage loans purchased by FHEL from Seller, under this Agreement. In the event FHEL sells or transfers these mortgages, this Agreement and all of Seller's representations, warranties and obligations shall remain in full force and effect.

         (E) Seller agrees to defend, indemnify and hold harmless FHEL from and against all liability, including attorney's fees, costs, and other expenses, with respect to any claim made by any party against FHEL due to Seller's breach of this Agreement.

         (F) Seller further covenants, warrants and represents as to each and every mortgage loan sold to FHEL, as of the date of each and every sale of mortgage loan receivables, that:

             1. Any ledger card or computer run relating to a purchased mortgage loan fully and accurately reflects (i) the true outstanding unpaid balance of such loan (ii) all receipts of payment on said loan from the obligor thereof; (iii) all credits to which said obligor/mortgagors thereof.

             2. Each mortgage loan is free from any valid defense, off-set, counterclaims or recoupment assertable by any obligor/mortgagor thereof to the best of Seller's knowledge, provided reasonable diligence was done by Seller.

             3. No taxes or other liability of Seller shall accrue against or be collected from FHEL out of the mortgage loan by reason of the purchase by FHEL of such mortgage loans.

             4. Seller is duly organized, existing and in good standing under the laws of the state of its incorporation.

             5. Seller has the requisite power and authority to sell, assign, and convey the mortgage loans to FHEL and, in accordance herewith, Seller, through its Board of Directors, will have done all acts necessary to approve the execution and delivery of this Agreement, the sale of the mortgage loans to FHEL according to the terms of this Agreement, and the execution and delivery to FHEL of all instruments appropriate and necessary for the transfer and sale of the mortgage loans to FHEL.

Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated by this Agreement will conflict with or result in a breach of, or constitute a default under any instrument or agreement to which Seller is a party, or by which it is bound, nor be in violation of any governmental decree, order or ruling as to which Seller may be bound.

             6. None of the real property which is encumbered by a mortgage securing a purchased mortgage loan is now being repossessed or foreclosed on, nor is that real property the subject of any insurance claim now pending.

             7. None of the purchased mortgage loans are the subject of, or in any way affected by, any presently pending legal proceeding, including without limitation, foreclosure, replevin, or similar other legal process. No obligor/mortgagor on any purchased mortgage loan is now involved in bankruptcy proceedings.

             8. Seller has not in any manner whatsoever paid or agreed to pay any fee or commission to any agent broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transaction contemplated by this Agreement. All negotiations relating to this Agreement have been conducted by Seller directly and without the intervention of any person in such manner as to give rise to any valid claim against FHEL for any brokerage commission, finder's fee or other like payment.

         H.  From and after the date of this Agreement, Seller shall:

             1. Promptly deliver to FHEL payments received on any mortgage loans purchased under this agreement by FHEL which are applicable to periods after the Settlement Date.

             2. Do and perform, or cause to be done and performed at FHEL's request, such acts as may be reasonably necessary or desirable in order to vest in FHEL title to all the mortgage loans sold.

             3. Forward promptly to FHEL all communications, inquiries and remittances which Seller may receive with reference to the purchased mortgage loans.

             4. Provide copies of the Charter and By-Laws of Seller, a certificate setting forth the names of the persons authorized to execute documents on behalf of Seller and a resolution of the board of directors of Seller authorizing sale of the mortgages, all certified by an officer of Seller.

             5.   Provide such other information as FHEL may reasonably request.

         I. Seller agrees that, for a period of three years following the purchase of any mortgage loan, Seller, its agents, affiliates or assigns, will not, directly or indirectly, solicit the contract borrowers for the purpose of making a real estate secured loan for the purpose of refinancing, in any way the contract indebtedness.

         J. Seller agrees that it will not, at any time, give or sell a list of the obligor(s) to any person or entity. The aforesaid prohibition shall not prohibit Seller from showing any customer list to any auditors, regulators, employees, attorneys, directors, accountants and other professionals associated with Seller provided that the aforesaid parties shall not copy said list for use by others. All information received by the purchaser shall be kept in strict confidence.

         K.  FHEL hereby represents and warrants to Seller as follows:

             1. FHEL is duly organized, validly existing and in good standing under the laws of the state of its incorporation and in all states where is it qualified to do business.

             2. All corporate proceedings required to be taken by FHEL to authorize its execution of and performance under this Agreement have been fully and properly taken and FHEL's execution of and performance under this Agreement does not violate any provision of FHEL's Certificate of Incorporation or By-Laws or any contract or agreement by which FHEL is bound.

             3. FHEL is and will, at all times, be duly licensed under applicable law to purchase and acquire any mortgage loan sold to it by Seller.

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

         M. Seller states that there is no litigation either pending or in progress which would adversely threaten the enforceability of the loans being sold.

         N. Seller agrees that it shall, at any time and from time to time after the date hereof, upon request of FHEL, do, execute, acknowledge and deliver all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the selling, assigning, transferring, conveying, granting, assuring and confirming to FHEL and its successors and assigns, title to the Notes or the Mortgages and consummating the various transactions provided for or contemplated by this Agreement.

         O. This Agreement shall not be assignable by Seller without the prior written consent of FHEL, provided that if FHEL consents, Seller shall remain fully and completely liable for the performance required by it hereunder. This Agreement shall run with each Note and Mortgage and shall inure to the benefit or each successive holder thereof.

         P. Even in this Agreement is terminated as to future purchases and sales, all other provisions of this Agreement shall remain in effect so long as there is outstanding principal or interest due FHEL or FHEL's assignee on any Note, or until such time as FHEL's interest or assignee's interest in each and every note has been completely liquidated.

         Q. Upon request by FHEL, Seller will provide so long as this Agreement is in effect, as soon as available, and in any event within ninety (90) days after the end of each fiscal year of Seller, certified financial statements of Seller, prepared by independent certified public accountants in accordance with generally accepted accounting principals.

         R. No consent, waiver or approval of any entity (public or private) is or will be required in connection with the execution, delivery, performance, validity or enforcement of this Agreement or any other agreement, instrument or document to be executed or delivered in connection herewith or pursuant hereto.

         S. No Mortgage Note has been secured by any collateral except for the lien of the corresponding mortgage referred to herein.

V.    BREACH OF REPRESENTATIONS AND WARRANTIES.

         (A) REMEDY FOR BREACH. In addition to any rights or remedies that FHEL has at law or in equity, if at any time there is a breach of any material representation or warranty set forth herein by Seller, the Seller shall upon demand by FHEL, and at the sole option and absolute discretion of FHEL repurchase the Loan affected for the Buy-Back Price as set forth in paragraph C below, within ten (10) days notification; or (2) if the Loan(s) has been sold by FHEL or the Subject Property has been liquidated or sold by FHEL, the Seller, shall, within ten (10) days of notification, pay FHEL the amount of the loss as defined below in this section.

         (B) REASSIGNMENTS. Upon receipt of the Buy-Back Price, in full, in immediately available funds, FHEL shall reassign the Loan affected any right it may have in the relevant Subject Property to the Seller free and clear of all liens, encumbrances, claims, or interests of any person or entity claiming by, through or under FHEL without recourse and shall execute and deliver to the Seller in recordable form an assignment of FHEL's beneficial interest in the affected Mortgage, as well as other documents necessary to reflect the reassignment of any protection and insurance policies.

         (C) BUY-BACK PRICE. The term "Buy-Back Price" shall mean the sum total of: (1) the outstanding principal of the Loan, with accrued interest thereon through the date the Loan is repurchased by Seller; (2) all advances made by FHEL and all charges due from the Borrower(s); (3) the total amount, including accrued interest and other expenses paid by FHEL to any senior lienholder, if any, to secure a priority lien position; (4) all reasonable and necessary expenses, losses and damages paid or incurred by FHEL in connection with the Loan or any investigation of said Loan and/or the related collateral, including,

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

but not limited to, property taxes, maintenance costs, interest expenses, insurance, appraisals, advertising, sales commissions, reasonable attorney fees, expenses and costs, fines and penalties; and (5) rebate of premium due FHEL, if applicable.

         (D) DEFINITION OF LOSS. The term "Loss" shall mean the negative result, if any, of the following calculations: (a) the sum total of: (i) the outstanding principle balance of the Loan, with accrued interest thereon through the date the Loan is sold or date the collateral is liquidated; (ii) all advances by FHEL and all charges due from the Borrower(s); (iii) the total amount paid by FHEL to any senior lienholder, if any, to secure a first lien position; (iv) accrued interest on all Mortgage Loans purchased from senior lienholder from the date such Mortgage Loans were purchased through the date the Loan is sold or the date the collateral is liquidated; and (v) all other reasonable and necessary expenses, losses and damages incurred by and/or paid by FHEL in connection with the Loan or an investigation of said Loan or the sale or liquidation of the Loan and/or the related collateral, including, but not limited to, reasonable attorney fees, expenses and costs, property taxes, maintenance costs, insurance, appraisals, advertising, sales commissions, fines and penalties; less the net proceeds from the sale of the Loan or the sale or liquidation of the Subject Property or the collateral.

         (E) REMEDY FOR NON-DELIVERY OF DOCUMENTS. Notwithstanding anything to the contrary, in the event that the Seller is required to deliver to FHEL any documents related to a purchased Loan and the Seller fails to deliver such document in the proper form on the date or within the time period specified by the controlling section of this Agreement, FHEL shall notify the Seller of the breach, and the Seller shall have thirty (30) days from the date of notice to cure the breach. If the Seller has not cured the breach within the thirty (30) day cure period, the Seller shall immediately repurchase the Loan upon FHEL's demand. The Buy-Back Price shall be determined in accordance with Section VI(C). Any Loan returned by FHEL pursuant to this paragraph shall be without recourse representation or warranty.

         (F) REMEDY TO INSURE ACCURACY OF REAL ESTATE APPRAISAL. FHEL may, at its own expense, in order to verify the accuracy of real property appraisals prepared from Seller, order a reappraisal of the property secured by a Mortgage. If the reappraisal obtained by FHEL indicates a fair market value which is more than fifteen (15%) percent less than the original appraisal value, then upon receipt by Seller from FHEL of a signed copy of the reappraisal, Seller shall repurchase the Loan at the Buy-Back Price, (as defined in section (V) (C), above) and reimburse FHEL for the cost of the appraisal subject to the following: If Seller disputes the validity of the reappraisal prepared by FHEL's appraiser, Seller, may, at its own expense, request FHEL to obtain a third appraisal, and only if such third appraisal is also more than fifteen (15%) percent less than the original appraisal value shall Seller be required to repurchase the Loan at the Buy-Back Price. FHEL shall choose the appraiser for the third appraisal with Seller's approval, which shall not be unreasonably withheld. The appraisal must be performed in accordance with industry standards for the appraising industry in the area in which the property is located, and the appraiser must be independent with respect to both parties unless otherwise agree to by the parties. In determining the appropriate appraisal value, the review appraiser must determine the appraised value as of the original appraisal date using comparable sales that were available as of the date of the original appraisal (without requirement of home equity). Section F is not applicable as long as Seller uses FHEL approved appraiser.

         However, anything to the contrary notwithstanding, FHEL reserves the right not to request the Seller to repurchase the Loan should be reappraisal cause the combined loan to value not to exceed the maximum allowable combined loan to value class under which the loan was purchased.

         (G) REMEDY FOR FIRST PAYMENT DEFAULT. However, anything to the contrary notwithstanding, in the event the Borrower fails to make the first payment due to the Buyer within (30) days of the payment due date, regardless f whether such payment is subsequently paid by the Borrower, the Buyer, at its sole and absolute discretion, shall have the right to have Seller repurchase said Loan(s) at the Buy-Back Price.

VI.   INDEMNIFICATION (BY SELLER)

         (A) Seller agrees to protect, indemnify, and hold FHEL and its employees, officers, and directors, harmless against, and in respect of, any and all losses, liabilities, costs and expenses (including reasonable attorney's fees), judgments, damages, claims, counterclaims, demands, actions or proceedings, by whomever asserted, including but not limited to, the Borrowers, against any person or persons who prosecute or defend any actions or proceedings as representatives of or on behalf of a class or interested group, or any governmental instrumentality, body, agency, department, or commission, or any administrative body or agency having jurisdiction pursuant to any applicable statute, rule, regulation, order or decree, or the settlement or compromise of any of the foregoing, providing however, any of the foregoing arises out of, is connected with or results from any breach of representations, covenants or warranties made by the Seller in relation to the Loans sold to FHEL hereunder.

         (B) The waiver of any breach, term, provision or condition which is part of this Agreement shall not be construed to be a waiver of any other or subsequent breach, term, provision or condition. All remedies afforded by this Agreement for a breach hereof shall be cumulative; that is, in addition to all other remedies provided for herein or at law or in equity.

         (C) Provided further, in the event of any legal action, including counterclaims, wherein the claim is based upon the alleged facts that would constitute a breach of any one or more of the warranties, covenants, and representations made or assumed by Seller under the terms hereof, Seller shall thereupon, at FHEL's option, repurchase without recourse such Loan at the Buy-Back Price.

VIII. MISCELLANEOUS

         (A) ADDITIONAL COVENANTS.

             1. Each party shall, from time to time, execute and deliver or cause to be executed and delivered, such additional instruments, assignments, endorsements, papers and documents as the other party may at any time reasonably request for the purpose of carrying out of this Agreement and the transfers provided for herein.

             2. The Seller shall, upon the request of FHEL, sign a letter, in the form to be approved by FHEL and in conformity with the terms and conditions hereof, addressed to all the Borrower(s) on the Loans announcing the sale evidenced hereby and instructing such Borrower(s) to recognize FHEL as the Seller's successor in interest.

             3. After any Settlement Date hereunder, the Seller will hold in trust for FHEL all sums received by the Seller from Borrower(s) on any Loan purchased pursuant to the Agreement and pay them to FHEL within three (3) business days of the receipt of those sums.

         (B) SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES; SUCCESSORS AND ASSIGNS. All warranties, representations and covenants made by either party in this Agreement or in any other instrument delivered by either party to the other, including those made by third parties for the benefit of either party, shall be considered to have been relied upon by the other party (unless otherwise agreed to in writing by the parties) and shall survive the termination of this Agreement. FHEL reserves the right to proceed against third parties to enforce any representations, warranties, and covenants made by them for the benefit of the Seller.

         (C) SEVERABILITY. If any provision, or part thereof, of this Agreement is invalid or unenforceable under any law, such provision, or part thereof, is and will be totally ineffective to that extent, but the remaining provision, or part thereof, will be unaffected.

         (D) ATTORNEY'S FEES. In the event of any action at law, in equity, arbitration or otherwise between the parties in relation to this Agreement or any loan or other instrument or agreement required or purchased or sold hereunder, the non-prevailing party, in addition to any other sums which such party shall be required to pay pursuant to the terms and conditions of this Agreement, at law, in equity, arbitration or otherwise shall also be required to pay to the prevailing party all costs and expenses of such litigation, including reasonable attorney's fees.

         (E) WAIVERS. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise. In any one or more instance, shall be deemed to be, or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.

         (F) NOTICE. Any notice or other communication in this Agreement provided or permitted to be given by one party to the other must be in writing and given by personal delivery or by depositing the same in the U.S. Mail (certified mail, return receipt requested), addressed to the other party to be notified postage prepaid. For purposes of notice, the addresses of the parties shall be as follows:

         First Horizon Equity Lending
         1755 Lynnfield  Building D
         Memphis, TN  38119

         ATTENTION:  Jackie Braddock

         SELLER:
           UNITED MORTGAGEE, INC.
           675 LYNNHAVEN PARKWAY
           VIRGINIA BEACH, VA  23452

         ATTENTION:  JODY WILLIAMS

The above addresses may be changed from time to time by written notice from one party to the other.

         (G) TERMINATION. This Agreement may be terminated, with or without cause, by either party hereto upon written notice to the other party, and any termination will be effective immediately. Any termination hereof shall not affect Broker's liability for any alleged breach of a covenant, representation or warranty with respect to any Packages that have been received by FHEL prior to the respect to any Packages that have been received by FHEL prior to the aforementioned notice of termination; provided, however, that if this Agreement is terminated by FHEL for the breach of any covenant, representation or warranty, then FHEL, in its sole discretion, shall have the option to promptly return such Packages to Broker without further obligation.

         (H) INSURANCE PREPAYMENT. Insurance refund or credit or any kind whatsoever shall be the sole responsibility of the Seller in the event of prepayment of any Loan, cancellation of insurance or any other event requiring refunding or credit of unearned insurance premiums. Upon FHEL's demand, Seller shall pay to FHEL, from the Seller's own funds, any required insurance premium rebate resulting from the prepayment, cancellation, refinancing or other termination of any mortgage Loan. Upon such payment, FHEL shall assign in writing any rights it had to require that the insurer reimburse FHEL for any rebate made to Borrower(s).

         (I) ASSIGNMENT. The Seller shall not, without prior written consent of FHEL, assign any of its right or obligations hereunder.

         (J) ENTIRE AGREEMENT. This agreement and the Exhibits attached hereto, and the documents referred to herein or executed concurrently herewith constitute the entire agreement between the parties hereto with regard to the subject matter hereof, and there are no prior agreements, understandings, restrictions, warranties, or representations between the parties with respect thereto.

         (K) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York. The provisions of this paragraph shall not affect the provision of any Note, Mortgage, or Related Assets which cause the laws of the United States or any other state to be applicable. This Agreement shall be interpreted fairly and in accordance with its provisions and without regard to which party drafted it.

         (L) ARBITRATION, JURISDICTION AND VENUE. With respect to any controversy, argument or claim arising out of or relating to this Agreement, or any breach thereof (including but not limited to, a request for emergency relief) the Seller hereby consents to the exclusive jurisdiction of the Shelby County, Tennessee Courts, or the Federal District Court for the Western
District of Tennessee and waives personal service of any and all process upon them and consents that all such service of process made by registered or certified mail directed to them at the address stated herein and service so made shall be deemed to be completed five (5) days after mailing. The Seller waives trial by jury and waives any objection to jurisdiction and venue of any action instituted hereunder, and agrees not to assert any defense based on lack of jurisdiction or venue and consents to the granting of such legal or equitable relief as is deemed appropriate by the court, including but not limited to, any emergency relief, injunctive or otherwise.

         However, anything to the contrary notwithstanding, except with respect to emergency relief, FHEL shall have the sold and exclusive option and discretion to have any controversy, argument or claim arising out of or relating to this Agreement, or any breach thereof, settled in Memphis, Shelby County, Tennessee, in accordance with the rules of the American Arbitration Association (as modified below), and judgment upon the award may be entered in any Court having jurisdiction thereof.

         The arbitration panel shall be made up of three members which shall be appointed: one by FHEL, one by Seller and the third (a neutral) by the first two arbitrators. Each arbitrator shall be a lawyer experienced in matters relating to real estate and mortgage banking. Discovery shall be permitted in connection with the arbitration proceeding within the reasonable discretion of the arbitration panel. The arbitration panel may not however hear or decide any claim for punitive damages. The decision (award) shall be in writing and shall set forth the reasoning and legal basis therefore, and such decision may be appealed by either party if the party believes that the written decision (award) is based on an error of law. The facts determined by the original panel will be final and no appeal of such findings may be made. Such an appeal shall be taken to a three-member arbitration panel, the members of which shall be selected in accordance with the above described procedures, and the panel's review shall be limited to the application of the statutory and decisional law of the State of Tennessee.

         In the event that the remedies or other terms outlined in this Agreement conflict with the terms of any endorsement by the Seller of any Note evidencing a Loan purchased by FHEL from the Seller, including, but not limited to, an endorsement stating that the assignment of the Note is without recourse, the remedies and terms of this Agreement shall govern and control.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written:

                                BUYER:  FIRST HORIZON EQUITY LENDING

ATTESTED TO BY:                 By:  /s/ T. R. HOWELL
                                     -----------------------------------
                                     T. R. Howell

On 3-31-00, before me personally appeared T. R. Howell to me known to be the person(s) described in and who executed the foregoing instrument and acknowledged that he/she/they executed the same as his/her/their free act and deed.

                                /s/ NANCY M. GUY
                                ----------------------------------------
                                    Nancy M. Guy
                                Notary Public

                                My Commission Expires:  MY COMMISSION EXPIRES
                                                        AUG. 28, 2001

                                SELLER:  UNITED MORTGAGEE, INC.

ATTESTED TO BY:                 By:  /s/ JOHN E. JONES
                                     -----------------------------------
                                     John E. Jones, President

On 2-15-00, before me personally appeared John E. Jones to me known to be the person(s) described in and who executed the foregoing instrument and acknowledged that he/she/they executed the same as his/her/their free act and deed.

                                /s/ STACY R. STEVES
                                ----------------------------------------
                                    Stacy R. Steves
                                Notary Public

                                My Commission Expires: 2-29-00

NOTICE TO CORRESPONDENT

First Horizon Equity Lending is not offering Lines of Credit to Correspondent Lenders at this time. First Horizon may offer Lines of Credit in the future, which at that time, agreement of purchase and the sale signed by correspondent will apply.

/s/ JOHN E. JONES                                          2/14/00
---------------------------------------              -------------------------.
Correspondent  John E. Jones, President              Date

FLEET [LOGO]                                         Correspondent Lending

May 2, 2000                                          Fleet Mortgage Corp.

                                                     803-929-7900
                                                     Fax 803-929-7945
                                                     Mail Stop:  SC CO 0355
John Jones                                           1333 Main Street
United Mortgagee, Inc.                               Columbia, SC  29201
2620 Southern Blvd.
Virginia Beach, VA  23452

Dear John:

Enclosed please find The Annual Certification of Compliance Form and the Annual Information Update Survey.

ANNUAL CERTIFICATION OF COMPLIANCE FORM:
Fleet's Correspondent Lending division is committed to demonstrating to all applicable regulatory agencies and investors that we effectively communicate to our Correspondents, Fleet's requirements regarding compliance with State and Federal regulations, particularly the Equal Credit Opportunity Act (ECOA) and Regulation B. Both the Correspondent Manual and Purchase and Loan Sale Agreement clearly state Fleet's position relative to the lender's obligation with regard to compliance with such regulations. The enclosed Annual Certification of Compliance form, referenced in the Eligibility section of our Correspondent Manual, provides us with the written acknowledgment that our Correspondents understand Fleet's policies and procedures.

Specifically, ECOA requires that if a transaction involves a credit decision by more than one lender, and no acceptable credit is offered, each lender must issue an adverse action notice unless each denying creditor is listed on a single adverse action notice. For loans that have been contract underwritten per the Correspondent Manual, Fleet permits its Correspondents to complete a single adverse action notice to the borrower as long as Fleet Mortgage Corp. is represented on the notice as a denying creditor.

Please complete and execute the attached Certification and return to Fleet no later than June 16, 2000. In addition, please include a sample copy of the Adverse Action Notice you send on declined contract underwriting loans indicating Fleet as the creditor.

Please Note: If you are a lender with delegated underwriting approval, this Certification is required in the event that a loan is contract underwritten for you and sold to Fleet.

ANNUAL INFORMATION UPDATE SURVEY:
Please complete this form and include it when forwarding your Certification of Compliance to Fleet. To ensure that we provide the highest level of customer service, we must maintain current information in our Correspondent Lending System (database).

Thank you for your cooperation.

Sincerely,


/s/ SHULAZA S. LYLES
--------------------------------
Shulaza S. Lyles
Correspondent Operations Liaison

cc:  Rusty Leitzsey
47153

                       ANNUAL CERTIFICATION OF COMPLIANCE
                                       for
                              FLEET MORTGAGE CORP.

--------------------------------------------------------------------------------
                           INSTRUCTIONS FOR COMPLETION

> Print or type your name and address in the "Correspondent Information"
  section.
> Sign as certification and return to the following address no later than 30 days after receipt:
                           Fleet Mortgage Corp.
                           1333 Main Street
                           Columbia, SC  29201
                           Attention:  Pam Ulmer    SC-CO-0355
--------------------------------------------------------------------------------

================================================================================

                            CORRESPONDENT INFORMATION
--------------------------------------------------------------------------------
Company Name:

         UNITED MORTGAGEE, INC.
--------------------------------------------------------------------------------
Address, include City State and Zip Code.

         675 Lynnhaven Parkway - 2nd Floor; Virginia Beach, VA  23452
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================


================================================================================
> As authorized representative for the above referenced Lender, I do hereby certify that all loans are originated in compliance with all local, state and federal regulatory requirements, particularly the Equal Credit Opportunity Act
  (ECOA) and Regulation B.

> I have attached a sample copy of the current Adverse Action Notice* used if
  Fleet (or it's approved agent) renders an adverse underwriting decision. The attached notice must show Fleet Mortgage Corp. as a denying lender to complete our records.
================================================================================

/s/ JOHN E. JONES                                               5/11/00
--------------------------------------------------------------------------------
Authorized Signer:                                                Date

         JOHN E. JONES, PRESIDENT
--------------------------------------------------------------------------------
Printed/Typed Name and Title of Authorized Signer

757-463-3303
--------------------------------------------------------------------------------
Phone Number (Contact number for questions)

--------------------------------------------------------------------------------
*ECOA requires that if the transaction involves a credit decision by more than one lender (for example, originated by the above referenced Correspondent and submitted to several investors for underwriting) and no acceptable credit is offered the applicant, each lender must give the adverse action notice. To avoid sending multiple notices, Fleet permits the Correspondent to issue a single Adverse Action Notice, where no acceptable credit is offered by any investor, as long as Fleet Mortgage Corp. is represented on the combined notice as a denying "creditor."

PLEASE NOTE:
         If the application is given to several investors, rejected by some but approved by one, no adverse action notice is required.
--------------------------------------------------------------------------------

================================================================================
                            INFORMATION UPDATE SURVEY
================================================================================

RE:      United Mortgagee, Inc.

Fleet Mortgage Corp. maintains a database of information regarding each approved Correspondent. In order to ensure the highest levels of customer service, it is critically important that our information be completely accurate.
> Please complete the following information and fax it to (803) 929-7110.

COMPANY TAX ID NUMBER:  54-1563785
                        ----------

AGENCY APPROVAL INFORMATION:
         Fleet maintains these numbers for ease in certain servicing issues electronically with the various agencies.

Agency Name            Approval         Seller/Servicer/Mortgagee Number
================================================================================
Fannie Mae             [ ] Yes
                                        ----------------------------------------

Freddie Mac            [ ] Yes
                                        ----------------------------------------

FDIC                   [ ] Yes
                                        ----------------------------------------

FHA (Title I)          [X] Yes                70889-00001
                                        ----------------------------------------

FHA-DE                 [X] Yes                7316-00003
                                        ----------------------------------------

VA                     [X] Yes                685281-00001
                                        ----------------------------------------

VA-Automatic           [ ] Yes
                                        ----------------------------------------


CONTACT NAMES
         Fleet uses the contact information for various communications.

CONTACT           NAME              PHONE          FAX            INTERNET
==========================================================================================
Executive         John E. Jones     757-463-3303   757-463-2004   JOHN_JONES12@HOTMAIL.COM
                  ------------------------------------------------------------------------

Primary           Shirley Corrigan  757-463-3303   757-463-2004   SACORRIGAN@EXCITE.COM
                  ------------------------------------------------------------------------

Secondary Mktg    Bob Costello      757-463-3303   757-463-2004   BCKC5@AOL.COM
                  ------------------------------------------------------------------------

Final Document    Angela Hobbs      757-463-3303   757-463-2004   ANGELAHOBBS@EXCITE.COM
                  ------------------------------------------------------------------------

Confirmations     Terry Fischer     757-463-3303   757-463-2004   TFISCHER12@EXCITE.COM
                  ------------------------------------------------------------------------

Purchase Sched's  Angela Hobbs      757-463-3303   757-463-2004   ANGELAHOBBS@EXCITE.COM
                  ------------------------------------------------------------------------

Customer Service  Linda Raynell     757-463-3303   757-463-2004   LRAYNELL@EXCITE.COM
                  ------------------------------------------------------------------------

Quality Control   Terry Fischer     757-463-3303   757-463-2004   TFISCHER12@EXCITE.COM
                  ------------------------------------------------------------------------

Shipping          Angela Hobbs      757-463-3303   757-463-2004   ANGELAHOBBS@EXCITE.COM
                  ------------------------------------------------------------------------

Accounting        Mia Roberson      757-463-3303   757-463-2004   MIA_ROBERSON@EXCITE.COM
                  ------------------------------------------------------------------------

Underwriting      Terry Fischer     757-463-3303   757-463-2004   TFISCHER12@EXCITE.COM
                  ------------------------------------------------------------------------

Are you Loan Prospector or Desktop Underwriter approved?

Loan Prospector            [ ] Yes          [X] No
Desktop Underwriter        [ ] Yes          [X} No

                            2.16 Salaries/employment

                         Salaries & Employment Contracts

                      John Edward Jones, President $185,000

                 Linda Raynell, Vice President/Secretary $85,000

                               3.7 TCT Liabilities
                                      None

                         3.11 TCT intellectual property
                                      None

                             3.12 Pending Litigation
                                      None
                               3.16 TCT Agreements
                                      None
                             3.17 TCT Bank Accounts
                                      None

                                    Schedule
                              1 TCT Capitalization

                    2 Capitalization of Mirador Acquisitions

                    MIRADOR BUSINESS PLAN - EXECUTIVE SUMMARY

INTRODUCTION - Mirador was formed in 2000 to become the leading provider of financial services to mid-market households in all fifty states of the US.

The company's vision is that mid-market customers need the same breadth of services as those in higher income brackets, and they need access to those services from a combination of on-line and in-person delivery systems. Mirador intends to deliver a broad range of financial products and services that are good for the mid-market consumer -- not just good for the financial institution -- thereby developing a long-term relationship based on results and trust.

COMPANY OVERVIEW - Mirador was formed by combining two mortgage banks with six regional mortgage brokers and the sales force of three other brokerages, giving the company mortgage brokerage licenses in 20 states, with another 20 state licenses soon to follow. United Mortgagee, Inc. a mortgage bank was the first company acquired by Mirador. United Mortgagee was the acquirer of the mortgage brokerage companies and is the holder of the mortgage lending licenses.

The pro-forma 1999 income of United Mortgagee, Inc. and acquisitions as shown in the attachments were $15,076,608 with a net income of $3,266,367 before taxes, depreciation and amortization for 1999. No consideration has been made for the four sales organizations, and the Internet web sites that were acquired. If there were consideration for that fact the fro-forma 1999 income would have exceeded over $24 million.

United Mortgagee operates 16 retail mortgages offices nation wide, and has a very strong Internet business getting an average of 700 loan applications per month.

Mirador has agreements in place to raise it's warehouse lines to $75 million and is confident it will be able to increase that amount to exceed $100 million if needed. We now have relationships with Countrywide, Bank United, Provident Financial Services and Regions Funding.

The use of customer data with their permission is a key feature of Mirador's strategy. Authorized use of customer data, called permission marketing and CRM or Customer relationship marketing, will be used by Mirador to offer customers a full service financial plan and all of the products and services that a customer needs -- a one-stop financial supermarket.

MARKET OPPORTUNITY - The market for Mirador is virtually unbounded. While stock brokers and banks/insurance companies go after the top tier of the market and home finance companies go after the bottom of the market, no one has successfully defined a strategy for the bulk of the market -- homeowner making between $50-$100,000 per year.

The market opportunity as seen through Mirador's strategy is to capture the financial needs of mid-market homeowners. These homeowners are most often married with children and with both parents working. These homeowners need all of the elements of financial assistance starting with a financial plan. From the financial plan the next steps are most often disability and/or life insurance followed by a savings and investing plan.

This market today is very poorly served and very fragmented. The mid-market homeowner has to deal with a mortgage company, and insurance agent or two, a local bank, a stock broker, a tax preparation service, a home loan company, etc., etc. As a result, most of this market does not have even a basic financial plan or adequate life insurance. And the mid-market homeowner pays too much for financial products that are not well matched to their needs. For example, whole life and annuities are very high margin products for insurance agents, but are not usually good products for the middle-income market.

Mirador intends to rapidly become the dominant provider of financial products and service to the middle-income market by offering a bundle of offerings tailored to the needs of this market.

OFFERING OVERVIEW - Mirador intends to enter the market with it's mortgage products as currently structured and quickly add free financial planning based on it use of the data gathered in the mortgage application process. The free financial plan will be the platform for all of the other financial products.

A complete mortgage loan application file has the following information:

         Full names, addresses, phone numbers;
         Demographic data - ages, race, sex, education, etc.;
         Employment, job history;
         Income - all sources, W-2, 1099, investment, etc.;
         Assets - real estate, bank accounts, investments, cars, etc.; Liabilities - mortgages, car loans, installment and revolving debt, liens, etc.;
         Credit Report - with a credit score and verifications;
         Dependents - ages of children;
         Property Information - Appraisal, Deeds, titles, mortgages, liens, taxes;
         Insurance Information - property and life.

The application has literally HUNDREDS OF FIELDS, all of which are tracked by Mirador and can be data mined for unlimited INDIVIDUALLY TAILORED OFFERS ON A REFERRAL BASIS, starting with a financial plan. Few, if any, of the target customers have any financial plan at all. This is both a problem and an opportunity. The problem is that the mid-market segment is not comfortable with financial planning; the opportunity is that they need one. Mirador will capitalize on the education that the press and the stock market advertisers are giving the mid-market, plus Mirador will make the financial plan very graphical and easy to understand.

The financial plans will focus on the most pressing and easy to understand issues for most of the customers - the lack of insurance and a savings plan. With the data that is gathered in the mortgage application process, a financial plan that is very comprehensive can easily be prepared. This data and the plan itself will be gathered and presented on the Internet for those who are comfortable with that as well as through local representatives. The ability of the Mirador customers to manipulate the plan assumptions and print out the graphs will be a key selling feature.

After the financial plan is in place, the on-line and off-line connections will be used to keep the plan updated and to continue to offer a full plate of financial products and to update those that are in place. The financial plan will also be used as an entry point for those customers who do not apply for a mortgage or who do not qualify for a mortgage - free financial planning under the customer's control is the second selling point of the Mirador offerings.

STRATEGY AND KEYS TO SUCCESS - Mirador's market strategy can be defined in three stages: entry, growth, and success.

Mirador is the entry phase today, as it gains critical mass through acquisitions and begins to prepare its initial offerings of mortgages, financial plans, and basic financial products. Once the company is established in major key markets and has a trained staff in place, rapid growth will be experienced as more of the market is attracted to the tailored offerings and the personal service approach. Branding of the Mirador name will be essential to the growth stage of the business. With growth comes additional products and partners, setting the stage for the success stage where Mirador dominates the mid-market segments.

Keys to Success include:
     o Use of local advertising and "infomercials" to generate leads for new mortgage applications
     o  Use of the mortgage application as a data gathering tool

     o Use of computer "data mining" to use the same data as an input to different financial planning products
     o Focus on the key elements of financial plan -- typically insurance and investments
     o Focus on products that are right for the segment, not just high-margin products
     o Hiring and training and motivating the right staff, which means finding middle management in well run companies and giving them the opportunity to make more money in a professional atmosphere
     o Adding products through internal development as well as partnerships and acquisition, e.g. tax planning software, that give the customers all of the products that they might need
     o Use of the Internet to supplement the personal touch, a) by gathering data, b) by giving the appearance of customized feedback to the customers, and c) by allowing the customers to interact with the planning tool - providing more data for use in developing products.

In summary, Mirador has developed a phased approach to market entry and growth and has identified the key success factors at every step.

KEY PARTNERS - Mirador will develop a network of key partners in technology, products and services, and distribution/sales. The first key partner is InfoWell, based in Blue Bell, Pennsylvania.

InfoWell has three products:

         WWW.INFOWELL.COM provides an automated interface to transmit the broker's loans to correspondent wholesale lenders for approval, plus order required vendor services (credit reporting agencies, appraisers, etc.) Wholesaler lenders and vendors pay transaction fees for broker business.
         WWW.E-REFERRAL.NET is the network of marketers that pay user fees for access to the extremely detailed consumer database. For example, insurance companies or credit card companies. Each broker "owns" their consumers' data that resides in secure InfoWell "data vaults". Fees paid by the referred marketers are shared between the originating broker and InfoWell;
         WWW.WHEREAREMYPAPERS.COM is the consumer access portal. This allows consumers, each with their own secure web page, to view loan status and always have a place to find important papers such as their deed, title search, credit history, or mortgage information. Consumers will also find individually tailored offers from e-Referral.net participants. Brokers provide their customers a unique service and InfoWell will earn "click through" fees.

Mirador has strong development ties to InfoWell and intends on using the InfoWell products to process loans, to use the customer database for financial products, and to build a one-to-one relationship with the Mirador customers.

Mirador is in the development stage of an alliance with a national financial services company to cross sell mortgages, insurance and investments (mutual funds).

COMPETITION - Mirador does not have any direct competition for the bundle of services for the middle-income market.

Very large competitors such as Citibank/Primerica have a very large volume of mortgage applications and a very large sales force. However, they focus on the main product that they are offering (and getting compensated for) as either a mortgage or insurance. Other large firms offer financial planning, such as IDS, but do not have strategy of starting with the mortgage application.

At the other end of the market are the sub-prime lenders, such as Beneficial, who are focused on very high cost debt consolidation. Competitors also include large specialists such as H&R Block and every CPA and accountant in every small town in America. None of these competitors offer a full range of financial products for the middle-income segment, and none of them use data gathering and the Internet to build a long-term relationship with the customers.

MANAGEMENT SUMMARY

JOHN JONES, PRESIDENT / CEO
More than twenty-seven years success as manager and administrator in some of the country's premiere fortune 500 companies as well as President and owner of several acquisitions including MIRADOR'S current marketing program. Through Mr. Jones' experience in marketing, acquisitions and leverage buyouts MIRADOR will realize its full potential and accomplish its mission. As a licensed insurance agent of JONES FINANCIAL SERVICES, Mr. Jones became a Regional Account Manager. Mr. Jones accomplished over five years experience with the coordination, implementation and servicing of new and existing accounts, introducing new products as well as product updates; has trained over 250 agents to utilize computer generated financial needs analysis and all fields of sales and marketing of Life, Health, Disability, HMO, Home and Auto Insurance Products. Through the computer generated financial needs analysis developed system to generate mortgage sales using creative refinancing strategies involving debt consolidation.

ELROY "GENE" GRAVELY, VICE PRESIDENT
Co-Founder of California Finance Express, with 27 years mortgage and marketing experience. Former Western Vice President for Empire of America retail division. Second Vice President of Gill Mortgage Los Angeles Division. Responsible for development and implementation of marketing and origination strategies in specialized areas as FHA/VA Fannie Mae and HUD.

ANTHONY MARTINS, JR. CHIEF FINANCIAL OFFICER
Accomplished bank executive offering an impressive record of achievement with major commercial banks. A profit oriented individual who is accustomed to challenges and achieving results.

                             PROFESSIONAL EXPERIENCE

Commercial loan officer generated new loans from commercial developers, the corporate sector market (privately held and public companies) providing domestic and international finance products as well as private banking. Additional responsibilities included reviewing the loan portfolio of BANKS acquired (documentation update, rating adjustments and re-structuring loans where applicable). Marketing and new business development officer for Palm Beach and Broward Counties. Significantly increased branch=s loan portfolio including business and consumer credits, commercial and residential mortgages, loans to builders, developers, importers, exporters, manufacturers, retailers and wholesalers. Private banking specialist focusing on structuring complex credits to high net worth individuals and the corporate sector market as well as selling special services including non-asset products. Established Bank's loan administration and legal documentation departments. Streamlined turnaround time for credit approvals from 40 to 5 working days. Created marketing program focusing on US$10M to US$15M lines of credit to Fortune 1000 as well as U.S. subsidiaries of German companies. Responsible for over US$200M in new lines of credit. Corporate re-structuring, installing credit and collection programs thereby providing better management of receivables Implemented marketing strategies concerning customers in Latin and South America. Improved bank relationships, maximized on balance sheet availability as well as off-balance sheet financing. Improved cash balance investment return.

Relationship Manager for 24 U.S. multi-national corporations.

1.   Co-Managed Black & Decker's US$3.8B acquisition of Emhart Corporation (CT).
2.   Co-Managed Beazer PLC (U.K.) US$1.2B purchase of Cooper's Inc. (PA).
3.   Consistently met ROA targets and asset sale goals.
4. Negotiated US$25M FINEX/FOMEX lines for Black & Decker's Brazilian manufacturing facility.
5.   Managed US$8M Term Loan and US$10M Operating Line to Alcoa Aluminio
     (Brazil).
6. Established US$15M (total US$150M) Standby LOC for C/P back up for General Motors de Mexico and a US$10M pre-export finance line to General Motors do Brazil.
7.   Increased portfolio 33% to $1.3 billion.
8.   Restructured a substantial portion of bank's loan portfolio.
9. Centralized lending activities of bank's eight branches, replacing 15 positions with 5.
10. Established training programs for 102 staff members including credit/lending, operations and cross selling.
11. Designed and implemented marketing programs to re-establish bank's position in the community.
12. Accomplishments resulted in shareholder's stock rising from $2.00 to $12.00 per share.

JIM CLARE, VICE PRESIDENT,
More than 25 years of mortgage and marketing experience. Co-founder of mortgage banking consulting firm which established and managed retail and wholesale loan origination branches in the Mid-Atlantic region for several lenders, including units of source One, Ramsay Mortgage and University Mortgage. Responsible for development and implementation of marketing and origination strategies in specialized areas as FHA/VA streamlined refinancing, Title I home improvement lending and sub-prime home equity lending.

LINDA RAYNELL, CORPORATE SECRETARY AND VICE PRESIDENT, HUMAN RESOURCES
With over twenty years managing corporate recruitment with a major fortune 500 company Ms. Raynell has placed top corporate executives throughout the world. Ms. Raynell's experience includes extensive interface with foreign consulates involving visas, immigration and relocation of management and their families. As manager of over 500 employees Ms. Raynell implemented and obtained the corporation's ISO 9002 Quality Program for the employment services division. Her knowledge of corporate building and mass recruiting service infrastructure brings together MIRADOR'S executive management team.

JEANNINE SPANOLIOS, VICE PRESIDENT
With more than ten years experience in mortgage services and consistency as top producer and administrator. Currently oversees more than 30 loan officers, four loan processors and several administrative personnel.

------------------------------------